Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-12923, 333-53017, 333-33636, 333-94169 and 333-58754) of Incara Pharmaceuticals Corporation of our report dated December 20, 2001, except for Notes D and P, as to which the date is August 6, 2002, relating to the consolidated financial statements, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
August 12, 2002